UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	August 16, 2018 (August 16, 2018)
Tredegar Corporation
(Exact name of Registrant as specified in charter)
Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
1100 Boulders Parkway, Richmond, Virginia		23225
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:		804-330-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2018, the Board elected Anne G. Waleski as director of the Company. Ms. Waleski is not being named to any committee of the Board at this time. The Board made an affirmative determination that Ms. Waleski qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. Ms. Waleski will receive director compensation consistent with the compensation policies applicable to the Company’s other non-employee directors, which are described in the Company’s proxy statement, dated March 23, 2018, for the Company’s 2018 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued on August 16, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 16, 2018
TREDEGAR CORPORATION

By:     /s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and                             Secretary